Exhibit (C)-(2)

LakeShore Biopharma Co., Ltd. Private and Confidential The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us. Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Kroll, LLC. Fairness Analysis Presented to the Special Committee of Independent Directors Prepared by: Duff & Phelps Opinions Practice of Kroll November 4, 2025

Duff & Phelps Disclaimer 2 • The following pages contain materials that are being provided by Kroll, LLC (“ Duff & Phelps ”), operating through its Duff & Phelps Opinions Practice, to the special committee (the “ Special Committee ”) of the board of directors (the “ Board of Directors ”) (solely in their capacity as members of the Special Committee) of LakeShore Biopharma Co . , Ltd (the “ Company ”) in the context of a meeting of the Special Committee held to consider the Proposed Transaction (as defined herein) . • The accompanying materials are, and any Opinion (as defined herein) will be, compiled and presented on a confidential basis, solely for the use and benefit of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be, in whole or in part, distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps or as otherwise provided in the engagement letter among Duff & Phelps, the Company, and the Special Committee dated September 9 , 2025 . • Because these materials were prepared for use in the context of an oral presentation to the Special Committee, whose members are familiar with the business and affairs of the Company, neither Duff & Phelps nor any of its respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the accompanying materials if used by persons other than the Special Committee . • These materials are not intended to represent an Opinion and shall not be treated, construed, used or relied upon in any way as an Opinion . These materials are intended to serve as discussion materials for the Special Committee and as a summary of the basis upon which Duff & Phelps may render an Opinion, and are incomplete without reference to, and should be viewed solely in conjunction with, the discussion between Duff & Phelps and the Special Committee . • The accompanying material does not, and any Opinion provided by Duff & Phelps would not : (i) address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction ; (ii) constitute a recommendation as to how the Special Committee, the Board of Directors or any other person (including security holders of the Company) should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction ; or (iii) create any fiduciary duty on the part of Duff & Phelps to any party . • The information utilized in preparing this presentation was obtained from the Company and from public sources under the assumption that they are complete and accurate as of the date of provision . Duff & Phelps has relied on the information provided to it and has not independently verified the accuracy or completeness of such information . Any estimates and forecasts contained herein have been prepared by or are based on discussions with the senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future . • No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction .

Table of Contents 1. Introduction and Transaction Overview 2. Valuation Analysis • Discounted Cash Flow Analysis • Selected Public Companies / M&A Transactions Analysis 3

1. Introduction and Transaction Overview

Introduction and Transaction Overview 5 The Engagement • Duff & Phelps was engaged by the Company to serve as an independent financial advisor to the Special Committee (solely in its capacity as such) . • Specifically, Duff & Phelps has been asked to provide an opinion (the “ Opinion ”) as to the fairness, from a financial point of view, to the holders of ordinary shares, par value US $ 0 . 0002 per share, of the Company (each, a “ Share ” or, collectively, “ Shares ”), other than the Excluded Shares and the Dissenting Shares (each as defined below), of the Per Share Merger Consideration (as defined below) to be received by such holders in the Proposed Transaction (as defined below) (without giving effect to any impact of the Proposed Transaction on any particular holder of Shares other than in its capacity as a holder of Shares) . The Proposed Transaction • It is Duff & Phelps’ understanding that the Company, Oceanpine Skyline Inc . , an exempted company with limited liability incorporated under the laws of the Cayman Islands (“ Parent ”), and Oceanpine Merger Sub Inc . , an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of Parent (“ Merger Sub ”), propose to enter into an Agreement and Plan of Merger (the “ Merger Agreement ”), the latest draft of which Duff & Phelps has reviewed is dated October 31 , 2025 . Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, with the Company being the surviving company and becoming a wholly owned subsidiary of Parent as a result of the merger . In connection with such merger, among other things, each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Dissenting Shares) shall be cancelled and cease to exist in exchange for the right to receive US $ 0 . 90 in cash per Share without interest (the “ Per Share Merger Consideration ”) (collectively, the “ Proposed Transaction ”) . • The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement. • For purposes of the Opinion, (i) “ Excluded Shares ” shall mean collectively, (a) the Rollover Shares, (b) Shares held by any of Parent, Merger Sub and any of their respective Affiliates, (c) Shares held by the Company or any Subsidiary of the Company or held in the Company’s treasury, and (d) Shares held by holders who prior to the Closing agree with Parent not to receive any Merger Consideration with respect to such Shares; and (ii) “ Dissenting Shares ”, “ Effective Time ”, “ Rollover Shares ”, “ Affiliates” , “ Subsidiary ”, “ Closing ” and “ Merger Consideration ” shall have the meanings set forth in the Merger Agreement.

Scope of Analysis Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances . Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular . Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below : • Reviewed the following documents : – The Company’s annual reports and audited financial statements on Form 20 - F filed with the Securities and Exchange Commission for the years ended March 31 , 2023 through March 31 , 2025 ; – Certain unaudited and segment financial information for the Company for the years ended March 31 , 2023 through March 31 , 2025 and the five months ended August 31 , 2024 and August 31 , 2025 , provided to Duff & Phelps by the management of the Company and which the management of the Company identified as being the most current financial statements available ; – A detailed financial projection model for the Company for the years ending March 31 , 2026 through March 31 , 2033 , prepared and provided to Duff & Phelps by the management of the Company, upon which Duff & Phelps has relied, with the Company’s and the Special Committee’s consent, in performing its analysis (collectively, the “ Management Projections ”) ; – Other internal documents relating to the history, current operations, and probable future outlook of the Company, provided to Duff & Phelps by the management of the Company ; – A letter dated November 3 , 2025 from the management of the Company, which made certain representations as to historical financial information for the Company, the Management Projections and the underlying assumptions of such projections (the “ Management Representation Letter ”) ; and – A draft of the Merger Agreement dated October 31, 2025; 6 Introduction and Transaction Overview

Scope of Analysis (continued) 7 Introduction and Transaction Overview • Discussed the information referred to on the previous page and the background and other elements of the Proposed Transaction with the management of the Company ; • Discussed with the management of the Company its plans and intentions with respect to the management and operation of the Company’s business; • Reviewed the historical trading price and trading volume of the Shares and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant ; • Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant ; and • Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Introduction and Transaction Overview

Ownership Summary

LakeShore Biopharma Co., Ltd - Ownership

Current Shareholders	Ordinary Shares	% of Ownership
Buyer Group		
Crystal Peak Investment Inc	21,021,332	51.0%
OCEANPINE INVESTMENT FUND II LP	410,560	1.0%
Oceanpine Capital Inc.	52,200	0.1%
Adjuvant Global Health Technology Fund, L.P.	243,630	0.6%
Adjuvant Global Health Technology Fund DE, L.P.	46,668	0.1%
MSA GROWTH FUND II, L.P.	112,904	0.3%
Epiphron Capital (Hong Kong) Limited	70,083	0.2%
Superstring Capital Master Fd LP	30,792	0.1%
Buyer Group	21,988,169	53.4%
Management and Directors		
Shao Hui (President, Chief Business Officer & Vice Chairman)	313,638	0.8%
Management and Directors	313,638	0.8%
Institutional Investors and Individual Investors		
Apex Prospect Limited / Fung Ching Wong	9,836,010	23.9%
Yi Zhang (Former Chairperson)	4,908,919	11.9%
Golden Biomedical Century Holdings	389,725	0.9%
Summit Healthcare Acquisition Sponsor LLC	385,348	0.9%
NG HAU HUNG	351,918	0.9%
Top 5 Institutional and Individual Investors	15,871,920	37.7%
Total Institutional Investors and Individual Investors	16,524,459	40.1%
Public Investors and Others	2,386,427	5.8%
Total Shares Outstanding (1)	41,212,693	100.0%

(1) Based on the number of ordinary shares outstanding as provided by the management of the Company.

Source: Company filings, Capital IQ, the management of the Company.

KROLL 8

LakeShore Biopharma Co., Ltd Historical Trading Metrics (in thousands, except per share) $0.78 Post Offer Average Closing Price $2.50 During one year prior to Offer Average Closing Price $0.88 High $8.37 High $0.39 Low $0.66 Low 48.0 Average Volume 95.9 Average Volume 0.1% % of Shares Issued and Outstanding 0.2% % of Shares Issued and Outstanding 0.9% % of Float 1.9% % of Float Introduction and Transaction Overview Trading Analysis 9 LakeShore Biopharma Co., Ltd - Trading History October 31, 2024 to October 31, 2025 Source: Capital IQ, SEC filings, press releases.

LakeShore Biopharma Co., Ltd - Offer Price Premium Relative To Share Implied Price Premium 15.4% $0.78 One - day prior to Offer (8/15/25) 22.6% $0.73 10 - day average VWAP prior to Offer (6.3%) $0.96 30 - day average VWAP prior to Offer (8.4%) $0.98 60 - day average VWAP prior to Offer (17.8%) $1.09 90 - day average VWAP prior to Offer $0.90 Offer Price Per Share Source: Capital IQ. LakeShore Biopharma Co., Ltd - Implied Multiples (USD in millions, except per share data) Offer $0.90 41.2 Shares Issued and Outstanding $37.1 Implied Equity Value (16.9) Less: Cash and Cash Equivalents 46.9 Plus: Bank Loans and Other Borrowings $67.1 Implied Enterprise Value Implied Offer Multiples: 0.90x 0.92x 0.92x 0.92x $74.9 $72.6 $72.8 $73.2 EV / LTM Revenue EV / FY+1 Revenue EV / FY+2 Revenue EV / FY+3 Revenue NM NM 11.1x 8.0x ($8.8) ($0.5) $6.1 $8.4 EV / LTM EBITDA EV / FY+1 EBITDA EV / FY+2 EBITDA EV / FY+3 EBITDA Proposed Transaction 10 Introduction and Transaction Overview Note : Balance sheet data as of August 31 , 2025 . Financial performance metrics presented are adjusted to exclude public company costs, transaction costs and non - recurring items as provided by the management the Company . Source : The management of the Company

Valuation Summary Valuation Summary High Low (RMB in thousands, except per Share values or otherwise noted) - ̞ 510,700 ̞ 401,600 Enterprise Value Range - 120,132 120,132 Plus: Cash and Cash Equivalents - (333,532) (333,532) Less: Bank Loans and Other Borrowings ̞ 297,300 - ̞ 188,200 Equity Value Range $41,779 - $26,447 Equity Value Range (USD) 41,212,693 - 41,212,693 Shares Issued and Outstanding 7.21 - 4.57 Value Per Share Range (RMB) Offer Price 7.12 - 7.12 RMB to USD FX rate (as of 10/31/2025) $0.90 $1.01 - $0.64 Value Per Share Range (USD) Implied Valuation Multiples - 0.96x - 0.99x - 0.99x - 0.98x 0.75x 0.78x 0.78x 0.77x EV / LTM Revenue EV / FY+ 1 Revenue EV / FY+ 2 Revenue EV / FY+ 3 Revenue - NM NM EV / LTM EBITDA - NM NM EV / FY+1 EBITDA - 11.8x 9.3x EV / FY+2 EBITDA - 8.5x 6.7x EV / FY+3 EBITDA Introduction and Transaction Overview 11 Note: Balance sheet data as of August 31, 2025. Financial performance metrics presented are adjusted to exclude public company costs, transaction costs and non - recurring items as provided by the management the Company. Source: The management of the Company

2. Valuation Analysis

Historical and Projected Financial Performance (RMB in thousands) YTD YTD LTM Management Projections 8/31/2024 8/31/2025 8/31/2025 2026P 2027P 2028P 2029P 2030P 2031P 2032P 2033P 2023A 2024A 2025A ̞ 578,464 2.8% ̞ 562,518 3.0% ̞ 546,363 3.4% ̞ 528,405 1.7% ̞ 519,460 (0.2%) ̞ 520,563 0.6% ̞ 517,705 0.2% ̞ 516,472 (16.0%) ̞ 532,732 NA ̞ 215,990 (27.6%) ̞ 298,220 NA ̞ 614,962 7.2% ̞ 573,418 (16.6%) ̞ 687,201 NA Total Revenue Growth ̞ 99,866 ̞ 94,433 ̞ 86,498 ̞ 74,196 ̞ 68,668 ̞ 59,948 ̞ 43,129 - ̞ 3,645 - ̞ 62,937 ̞ 16,993 ̞ 79,374 - ̞ 556 - ̞ 229,301 - ̞ 93,003 EBITDA (1) 17.3% 16.8% 15.8% 14.0% 13.2% 11.5% 8.3% (0.7%) (11.8%) 7.9% 26.6% (0.1%) (40.0%) (13.5%) Margin % 5.8% 9.2% 16.6% 8.1% 14.5% 39.0% NM NM NA (78.6%) NA NM NM NA Growth ̞ 58,548 ̞ 54,209 ̞ 47,281 ̞ 35,897 ̞ 31,200 ̞ 23,246 ̞ 7,193 - ̞ 39,078 - ̞ 100,524 ̞ 6,743 ̞ 70,056 - ̞ 37,211 - ̞ 271,525 - ̞ 129,733 EBIT (1) 10.1% 9.6% 8.7% 6.8% 6.0% 4.5% 1.4% (7.6%) (18.9%) 3.1% 23.5% (6.1%) (47.4%) (18.9%) Margin % 8.0% 14.7% 31.7% 15.1% 34.2% 223.2% NM NM NA (90.4%) NA NM NM NA Growth ̞ 13,000 ̞ 12,000 ̞ 11,000 ̞ 10,000 ̞ 9,000 ̞ 8,500 ̞ 9,000 ̞ 34,000 ̞ 23,177 ̞ 10,000 ̞ 4,681 ̞ 17,859 ̞ 44,251 ̞ 57,050 Capital Expenditures 2.2% 2.1% 2.0% 1.9% 1.7% 1.6% 1.7% 6.6% 4.4% 4.6% 1.6% 2.9% 7.7% 8.3% % of Total Revenue 13.0% 12.7% 12.7% 13.5% 13.1% 14.2% 20.9% NM NM 58.8% 5.9% NM NM NM % of EBITDA ̞ 434,204 ̞ 423,134 ̞ 418,306 ̞ 394,494 ̞ 377,987 ̞ 383,890 ̞ 366,043 ̞ 321,691 ̞ 355,533 ̞ 355,533 ̞ 341,157 ̞ 302,333 ̞ 180,104 ̞ 207,633 Net Working Capital 75.1% 75.2% 76.6% 74.7% 72.8% 73.7% 70.7% 62.3% 66.7% 49.2% 31.4% 30.2% % of Total Revenue Valuation Analysis Historical and Projected Financial Performance 13 Note: Balance sheet data and LTM as of August 31, 2025. Fiscal years ending on March 31 each year. (1) EBITDA and EBIT are adjusted to exclude public company costs, transaction costs and non - recurring items as provided by the management of the Company. Source: Company filings, the management of the Company.

Discounted Cash Flow Analysis Methodology and Key Assumptions Discounted Cash Flow Methodology • Duff & Phelps performed a discounted cash flow analysis of the projected unlevered free cash flows. • Unlevered free cash flow is defined as cash generated by the business that is available to either reinvest or to distribute to security holders. • Projected free cash flows are discounted to the present using a discount rate which reflects their relative risk. • The discount rate is equivalent to the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles . Discounted Cash Flow Key Assumptions • Duff & Phelps utilized and relied upon the Management Projections for the fiscal years ending March 31 , 2026 through 2033 (excluding public company expenses and transaction costs, as provided by the management of the Company), discussions with the management of the Company, and a review of the Company’s historical performance and other factors to develop the discounted cash flow (“ DCF ”) analysis . • The following is a summary of the Management Projections utilized in the discounted cash flow analysis: – Revenue increases at a compound annual growth rate (“ CAGR ”) of 1.6% from 2026 to 2033. – EBITDA is projected to be negative in 2026 and turn positive in 2027, with EBITDA margin projected to reach 17.3% by 2033. – Capital expenditures averages 2.5% of total revenue from 2026 to 2033. – Net working capital averages 72.6% of total revenue from 2026 to 2033. • Beyond the projection period, Duff & Phelps estimated the “terminal value” using a perpetuity formula. • Duff & Phelps discounted the resulting free cash flows and terminal value using a weighted average cost of capital range of 11.5% to 13.5%. 14 Valuation Analysis

Discounted Cash Flow Analysis (RMB in thousands) Terminal Year 2033P 2032P 2031P 2030P 2029P 2028P 2027P 2026P 2025A ̞ 578,464 ̞ 578,464 ̞ 562,518 ̞ 546,363 ̞ 528,405 ̞ 519,460 ̞ 520,563 ̞ 517,705 ̞ 516,472 Total Revenue ̞ 614,962 2.8% 3.0% 3.4% 1.7% (0.2%) 0.6% 0.2% (16.0%) Growth 7.2% ̞ 99,866 ̞ 99,866 ̞ 94,433 ̞ 86,498 ̞ 74,196 ̞ 68,668 ̞ 59,948 ̞ 43,129 - ̞ 3,645 EBITDA (1) - ̞ 556 17.3% 17.3% 16.8% 15.8% 14.0% 13.2% 11.5% 8.3% (0.7%) Margin (0.1%) 5.8% 9.2% 16.6% 8.1% 14.5% 39.0% NM NM Growth NM Sep - Mar 2026P ̞ 87,516 ̞ 58,548 ̞ 54,209 ̞ 47,281 ̞ 35,897 ̞ 31,200 ̞ 23,246 ̞ 7,193 - ̞ 45,821 Earnings Before Interest and Taxes (1) - 13,127 - 8,782 - 8,131 - 7,092 - 5,385 - 3,384 0 0 0 Pro Forma Taxes 74,388 49,766 46,077 40,189 30,512 27,816 23,246 7,193 - 45,821 Net Operating Profit After Tax 12,350 41,318 40,224 39,218 38,299 37,468 36,702 35,936 25,183 Depreciation - 13,000 - 13,000 - 12,000 - 11,000 - 10,000 - 9,000 - 8,500 - 9,000 - 24,000 Capital Expenditures - 12,647 - 11,071 - 4,828 - 23,812 - 16,507 5,903 - 17,847 - 44,352 33,842 (Increase) / Decrease in Working Capital ̞ 61,092 ̞ 67,013 ̞ 69,473 ̞ 44,594 ̞ 42,304 ̞ 62,187 ̞ 33,601 - ̞ 10,222 - ̞ 10,797 Free Cash Flow (2) High Low Enterprise Value Range 3.00% 3.00% Terminal Growth Rate 11.50% 13.50% Discount Rate ̞ 510,700 ̞ 401,600 Enterprise Value Range Implied Valuation Multiples 0.96x 0.99x 0.99x 0.98x 0.75x 0.78x 0.78x 0.77x ̞ 532,732 ̞ 516,472 ̞ 517,705 ̞ 520,563 EV / LTM Revenue EV / FY+1 Revenue EV / FY+2 Revenue EV / FY+3 Revenue NM NM - ̞ 62,937 EV / LTM EBITDA NM 11.8x 8.5x NM 9.3x 6.7x - ̞ 3,645 ̞ 43,129 ̞ 59,948 EV / FY+1 EBITDA EV / FY+2 EBITDA EV / FY+3 EBITDA Discounted Cash Flow Analysis Summary 15 Valuation Analysis (1) EBITDA and EBIT are adjusted to exclude public company costs, transaction costs and non - recurring items as provided by the management of the Company. (2) Prior to application of 5% dividend withholding tax, which is calculated based on levered cash flows and discounted separately at the applicable discount rate and included in the concluded enterprise value range and applied only to the terminal year.

Selected Public Companies / M&A Transactions Analysis Methodology Selected Public Companies Analysis • Duff & Phelps selected six publicly traded companies that were deemed relevant to its analysis. • Duff & Phelps analyzed the financial performance of each of the publicly traded companies. Duff & Phelps then analyzed the selected public companies’ trading multiples, including enterprise value to revenue and enterprise value to EBITDA. Selected M&A Transactions Analysis • Duff & Phelps also reviewed certain merger and acquisition transactions involving target companies that were deemed relevant to its analysis and computed the implied valuation multiples for such transactions. Due to the limited comparability of the financial metrics of the selected public companies and the targets in the selected M&A transactions relative to those of the Company, rather than applying a range of selected multiples from a review of the public companies and M&A transactions, Duff & Phelps reviewed various valuation multiples for the Company implied by the valuation range determined from the DCF analysis in the context of the Company’s relative size, forecasted growth in revenue and profits, profit margins, capital spending, and other characteristics that we deemed relevant . None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the transactions utilized for comparative purposes in the following analysis are directly comparable to the Proposed Transaction . Duff & Phelps does not have access to non - public information of any of the companies used for comparative purposes . Accordingly, a complete valuation analysis of the Company and the Proposed Transaction cannot rely solely upon a quantitative review of the selected companies and selected transactions and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of the Company . Therefore, the Selected Public Companies / Selected M&A Transactions Analysis is subject to certain limitations . 16 Valuation Analysis

Valuation Analysis

Selected Public Companies Analysis – Financial Metrics

Selected Public Companies Analysis **As of October 31, 2025**

COMPANY INFORMATION	REVENUE GROWTH					EBITDA GROWTH					EBITDA MARGIN				
Company Name	2-YR CAGR	LTM	2025	2026	2027	2-YR CAGR	LTM	2025	2026	2027	3-YR AVG	LTM	2025	2026	2027
Ab&B Bio-Tech CO., LTD. JS	NA	517.0%	NA	NA	NA	NA	NM	NA	NA	NA	NM	-50.4%	NA	NA	NA
AIM Vaccine Co., Ltd.	0.8%	6.6	NA	NA	NA	NM	NM	NA	NA	NA	-62.5%	-7.3	NA	NA	NA
CanSino Biologics Inc.	-41.8	29.8	20.0%	40.4%	43.1%	NA	NA	NA	223.3%	73.8%	-188.1	-3.4	13.4%	30.8%	37.4%
Clover Biopharmaceuticals, Ltd.	NM	79.2	NA	NA	NA	NM	NM	NA	NA	NA	NM	NM	NA	NA	NA
Kamada Ltd.	11.6	9.7	12.7	8.3	9.6	39.3%	35.2%	19.1%	11.7	37.0	16.0	22.7	21.3	21.9	27.4
Sanofi	4.8	15.7	6.7	7.9	5.6	-5.5	19.5	11.1	8.2	7.5	28.8	26.8	29.8	29.9	30.5
Mean	**-6.2%**	**109.7%**	**13.1%**	**18.9%**	**19.4%**	**16.9%**	**27.4%**	**15.1%**	**81.1%**	**39.4%**	**-51.4%**	**-2.3%**	**21.5%**	**27.5%**	**31.7%**
Median	**2.8%**	**22.7%**	**12.7%**	**8.3%**	**9.6%**	**16.9%**	**27.4%**	**15.1%**	**11.7%**	**37.0%**	**-23.3%**	**-3.4%**	**21.3%**	**29.9%**	**30.5%**
LakeShore Biopharma Co., Ltd (1)	**-5.4%**	**NA**	**-16.0%**	**0.2%**	**0.6%**	**NM**	**NA**	**NM**	**NM**	**39.0%**	**-17.9%**	**-11.8%**	**-0.7%**	**8.3%**	**11.5%**

LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
NM = Not Meaningful
NA = Not Available

(1) 2025, 2026 and 2027 metrics for the Company reflect fiscal years ending 3/31/26, 3/31/27 and 3/31/28, respectively.

Note: The Company's EBITDA is adjusted to exclude public company costs, transaction costs and non-recurring items as provided by Company management.

Source: Capital IQ, Bloomberg, SEC Filings, Annual and Interim Reports.

KROLL 17

Valuation Analysis

Selected Public Companies Analysis – Valuation Multiples

Selected Public Companies Analysis **As of October 31, 2025**

(US$ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA				ENTERPRISE VALUE AS MULTIPLE OF							
Company Name	Common Stock Price (Primary) on 10/31/2025	% of 52-Week High	Market Capitalization	Enterprise Value	LTM EBITDA	2025 EBITDA	2026 EBITDA	2027 EBITDA	LTM Revenue	2025 Revenue	2026 Revenue	2027 Revenue
Ab&B Bio-Tech CO., LTD. JS	HKD 40.30	67.6%	$2,040	$2,154	NM	NA	NA	NA	NM	NA	NA	NA
AIM Vaccine Co., Ltd.	HKD 3.91	45.2	617	844	NM	NA	NA	NA	4.76x	NA	NA	NA
CanSino Biologics Inc.	HKD 46.26	81.8	2,062	1,847	NM	NM	28.9x	16.7x	13.52	12.94x	9.22x	6.44x
Clover Biopharmaceuticals, Ltd.	HKD 2.20	69.2	367	313	NM	NA	NA	NA	NM	NA	NA	NA
Kamada Ltd.	ILS 22.76	74.7	402	348	8.7	8.6	7.7	5.7	2.05	1.92	1.77	1.62
Sanofi	EUR 87.60	79.0	122,944	122,737	8.5	7.9	7.3	6.8	2.33	2.43	2.25	2.13
Mean		69.6%	$21,405	$21,374	8.6x	8.3x	14.7x	9.7x	5.67x	5.76x	4.41x	3.40x
Median		72.0%	$1,329	$1,346	8.6x	8.3x	7.7x	6.8x	3.54x	2.43x	2.25x	2.13x

LTM = Latest Twelve Months

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Enterprise Value = [Market Capitalization + Management Equity + Debt + Finance Leases + Operating Leases (for IFRS/non-US GAAP companies only) + Preferred Stock + Non-Controlling Interest]
- [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]

NM = Not Meaningful

NA = Not Available

Source: Capital IQ, Bloomberg, SEC Filings, Annual and Interim Reports.

KROLL 18

Valuation Analysis

Selected M&A Transactions Analysis

Selected M&A Transactions Analysis

($ in millions)

Announced	Target Name	Target Business Description	Acquirer Name	Enterprise Value	LTM Revenue	LTM EBITDA	EBITDA Margin	EV / Revenue	EV / EBITDA
7/28/2025	Bavarian Nordic A/S	Bavarian Nordic A/S develops, manufactures, and supplies life-saving vaccines.	Permira Advisers Ltd.; Nordic Capital Epsilon Sca Sicav-raif	$2,587	$1,016	$345	34.0%	2.55x	7.5x
6/12/2025	CureVac N.V.	CureVac N.V., a biopharmaceutical company, focuses on developing various transformative medicines based on messenger ribonucleic acid (mRNA).	BioNTech SE	$795	$566	$266	47.0%	1.40x	3.0x
2/7/2025	Mitsubishi Tanabe Pharma Corporation	Mitsubishi Tanabe Pharma Corporation engages in the manufacture and sale of pharmaceuticals, OTC products and vaccines for influenza in Japan, Europe, North America, other Asian countries, and internationally.	Bain Capital Private Equity, LP	$3,373	$3,437	-$362	-10.5%	0.98x	NM
3/13/2025	Endo, Inc. (nka:Endo LP)	Endo LP operates as a specialty pharmaceutical company that develops, manufactures, markets, and sells various pharmaceutical products and provides life-enhancing therapies in the United States and internationally.	Mallinckrodt PLC	$4,010	$1,760	-$13	-0.8%	2.28x	NM
3/29/2023	GreenLight Biosciences, Inc.	GreenLight Biosciences, Inc., through its subsidiaries, provides a cell-free ribonucleic acid (RNA) production platform for the discovery, development, and commercialization of products to promote healthier plants, food, and people.	Fall Line Capital, LLC; Fall Line Endurance Fund, Lp	$38	$10	-$146	NM	3.66x	NM
12/20/2021	sanofi-aventis Pakistan Limited (nka:Hoechst Pakistan Limited)	Hoechst Pakistan Limited engages in the manufacture, trading, and sale of pharmaceutical and related products in Pakistan, Afghanistan, and internationally.	Packages Limited; Ali Gohar & Co. (Pvt) Ltd; IGI Investments (Private) Limited	$43	$79	$10	12.3%	0.55x	4.5x
1/21/2021	Sanofi Bangladesh Limited (nka:Synovia Pharmaceuticals PLC.)	Synovia Pharmaceuticals PLC. is a pharmaceutical company, which researches, develops, imports, and manufactures cephalosporin antibiotics and related medicines including antibiotic, diabetes, vaccines and etc.	Beximco Pharmaceuticals Limited	$101	$35	NA	NA	2.84x	NA
			Mean					**2.04x**	**5.0x**
			Median					**2.28x**	**4.5x**

Source: Capital IQ, Bloomberg, company filings, press releases.

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Valuation Analysis

Selected Public Companies / M&A Transactions Analysis Summary

Selected Public Companies / M&A Transactions Analysis Summary

(RMB in thousands)

Valuation Multiples

Metric	Public Companies Range			Public Companies Median	M&A Transactions Median
EV / LTM Revenue	2.05x	-	13.52x	3.54x	2.28x
EV / FY+1 Revenue	1.92x	-	12.94x	2.43x	NA
EV / FY+2 Revenue	1.77x	-	9.22x	2.25x	NA
EV / FY+3 Revenue	1.62x	-	6.44x	2.13x	NA
EV / LTM EBITDA	8.5x	-	8.7x	8.6x	4.5x
EV / FY+1 EBITDA	7.9x	-	8.6x	8.3x	NA
EV / FY+2 EBITDA	7.3x	-	28.9x	7.7x	NA
EV / FY+3 EBITDA	5.7x	-	16.7x	6.8x	NA

Valuation Summary

Company Performance		DCF Analysis Enterprise Value Range		
		¥401,600	**-**	**¥510,700**
		Implied Multiples		
LTM Revenue (8/31/2025)	¥532,732	0.75x		0.96x
FY+1 Revenue (3/31/2026)	¥516,472	0.78x	-	0.99x
FY+2 Revenue (3/31/2027)	¥517,705	0.78x	-	0.99x
FY+3 Revenue (3/31/2028)	¥520,563	0.77x	-	0.98x
LTM EBITDA (8/31/2025)	-¥62,937	NM	-	NM
FY+1 EBITDA (3/31/2026)	-¥3,645	NM	-	NM
FY+2 EBITDA (3/31/2027)	¥43,129	9.3x	-	11.8x
FY+3 EBITDA (3/31/2028)	¥59,948	6.7x	-	8.5x

Note: Balance sheet data and LTM as of August 31, 2025. The Company's EBITDA is adjusted to exclude public company costs, transaction costs and non-recurring items as provided by the management of the Company.

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